CUSIP No. 419352-10-9                                        Page 16 of 31 Pages


                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:    August 30, 1999

 Date:    August 30, 1999

                                  FINANCIAL EDGE FUND, L.P.

                                  By:   PL CAPITAL, LLC
                                        General Partner

                                  By:      /s/ John Palmer   /s/ Richard Lashley
                                           John Palmer       Richard Lashley
                                           Managing Member   Managing Member




                                  FINANCIAL EDGE - STRATEGIC FUND, L.P.

                                  By:   PL CAPITAL, LLC
                                        General Partner

                                  By:      /s/ John Palmer   /s/ Richard Lashley
                                           John Palmer       Richard Lashley
                                           Managing Member   Managing Member




By:      /s/ John Palmer                   By:      /s/ Richard Lashley
          John Palmer                                Richard Lashley




By:      /s/ Irving Smokler                By:      /s/ Beth Lashley
         Dr. Irving Smokler                         Beth Lashley